UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2010

Home School Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Florida	0-53133	26-1983716
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2700 South River Road, Suite 106

Des Plaines, Illinois 60018

(Address of Principal Executive Offices including Zip Code)

(847) 391-5079

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Amendment”) updates the Current Report on Form 8-K filed by Home School Holdings, Inc. on January 5, 2010 (the “Form 8-K”) to provide additional disclosures as required under item 304(a) of Regulation S-K and to include as an exhibit the letter from the former accounting firm to the SEC regarding this form 8-K filing.

SECTION 4 – Matters Related to Accountants and Financial Statements

Item 4.01     Changes in Registrant’s Certified Accountant

On May 1, 2009, the services of LWBJ Financial, LLP (LWBJ) as auditor of Home School, Inc. (the “Acquired”) were terminated in accordance with a determination of the Board of Directors as a result of the merger of the Acquired into Narayan Capital Corp. The existing certified accountant of Narayan Capital Corp, now known as Home School Holdings, Inc, Lake & Associates CPA’s LLC., was engaged to continue as the company’s auditor, has and will serve the merged entity going forward. The Acquired had not consulted with Lake & Associates CPA’s LLC prior to its engagement.

LWBJ had audited the accompanying balance sheets of Home School, Inc. as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended and the period from October 17, 2005 (inception date) to December 31, 2008. LWBJ provided unqualified opinions on these audits, which is included in the form 8-K filed on May 11, 2009, and provided certain recommendations for the enhancement of internal controls. Prior to its dismissal, there were no disagreements between the Company and LWBJ with regard to any matters of accounting principles or practices, financial statement disclosure, auditing scope or procedure.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

16.1	Letter from former accountant, LWBJ, LLP to the SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME SCHOOL HOLDINGS, INC.

DATE: February 5, 2010	By:	/s/ Thomas Morrow Thomas Morrow Chief Executive Officer